Exhibit 99.1

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, MI 48071

248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

InfuSystem Holdings, Inc. Announces Dismissal of Class

Action Shareholder Lawsuit

MADISON HEIGHTS, MICHIGAN, January 31, 2018 — InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, announced today it has received notice that on January 29, 2018 the United States District Court for the Central District of California has issued an order dismissing, with prejudice, a putative class-action lawsuit against the Company.

The dismissal relates to an action brought on November 8, 2016 by a purported shareholder of the Company (Case No. 2:16-cv-08295-ODW) against the Company and two individual defendants: Eric Steen, the Company’s former Chief Executive Officer, President and Director; and Jonathan Foster, the Company’s former Chief Financial Officer. The complaint asserted claims against all defendants under the antifraud provisions of the federal securities laws and against Messrs. Steen and Foster as control persons.

On June 19, 2017, the Company and all defendants filed a Motion to Dismiss the amended complaint. On December 15, 2017, the Court dismissed the plaintiff’s first amendment to the class action compliant (“FAC”), with leave to amend. On December 20, 2017, the parties stipulated, and the Court extended, the plaintiff’s time to amend the FAC up to January 19, 2018. As of January 19, 2018, the plaintiff never filed an amended complaint and the Court dismissed the lawsuit with prejudice on January 29, 2018.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company’s Form 10-Q for the third quarter of 2017 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, including the preliminary financial results contained in this press release. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the potential changes in overall healthcare reimbursement, including Centers for Medicaid and Medicare Services (“CMS”) competitive bidding and fee schedule reductions, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, the Company’s ability to implement information technology improvements and to respond to technological changes, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and the ability to comply with Credit Facility covenants, and other risks associated with its common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.